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                                                                    EXHIBIT 10.4



                                 AMENDMENT NO.1
                                       TO
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS




The Stock Option Plan for Non-Employee Directors of Ringer Corporation (the "Plan") is hereby amended as follows:

2.   Stock Subject to Plan

     The second sentence of Section 2 reading "Subject to the adjustment as provided in section 10 hereof, the maximum number of shares on which options may be exercised under this Plan shall be 200,000 shares" is hereby amended to read "Subject to the adjustment as provided in section 10 hereof, the maximum number of shares on which options may be exercised under this Plan shall be 400,000 shares"

Adopted this 8th day of December 1997 as authorized and directed by the board of directors of Ringer Corporation.